Exhibit 99.2

FOR IMMEDIATE RELEASE

INFINITY REVIEWS 2006 ACHIEVEMENTS AND ANNOUNCES PRODUCT AND

BUSINESS GOALS FOR 2007

— Aims to Build on Strong 2006 With Expansion of Clinical Studies for IPI-504, Infinity’s

Lead Oncology Candidate —

CAMBRIDGE, Mass. – January 08, 2007 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI), an innovative cancer drug discovery and development company, today announced its product and business goals for 2007, including cash guidance. Infinity’s goals build upon its scientific and commercial successes of 2006.

Key Highlights from 2006:

•	Published evidence of biological activity of IPI-504, Infinity’s lead anticancer agent, in a Phase I clinical trial in patients with gastrointestinal stromal tumors (GIST)

•	Completed a reverse merger with Discovery Partners International, Inc. providing approximately $78 million in net cash and a public listing on NASDAQ

•	Initiated a worldwide collaboration with MedImmune, Inc. around Infinity’s two lead programs, inhibitors of heat shock protein 90 (Hsp90) and the Hedgehog cell-signaling pathway

•	Established a global strategic alliance with Novartis to discover, develop and commercialize drugs targeting Bcl-2 protein family members

•	Generated a strong balance sheet with over three years of cash to fund projected operating expenses.

“2006 was an extraordinary year for Infinity – one in which we exceeded the goals we set for ourselves in terms of the evolution of the company and the growth of our therapeutic programs,” said Steven Holtzman, Chief Executive Officer of Infinity. “We are excited to announce our goals for 2007, which feature numerous product-based events, continuing financial strength, and additional progress and value for patients in the coming year.”

2007 Product Goals

•	Initiate Phase I/II trial of IPI-504 in non-small cell lung cancer (NSCLC): In collaboration with its partner MedImmune, Infinity anticipates expanding its ongoing clinical trials of IPI-504 to include a second solid tumor indication, non-small cell lung cancer (NSCLC). The trial will focus on Stage III/IV patients with known EGFR status, and will be led by Thomas J. Lynch, M.D., Director, Center for Thoracic Cancers at Massachusetts General Hospital. Additional details regarding this trial will be announced once the first patient enters the trial, expected in the first half of 2007.

•	Complete Phase I trial of IPI-504 in GIST: Based on the positive preliminary data for IPI-504 in 20 patients with Gleevec®-refractory GIST (published in November 2006), Infinity has added a second schedule of treatment for patients. The new schedule provides a more intensive twice-weekly regimen, without a drug holiday. Data from this trial extension will be collected in 2007 and will be evaluated for safety, tolerability, and biological activity as assessed by positron emission tomography (PET) imaging.

Infinity Pharmaceuticals, Inc.     780 Memorial Drive     Cambridge, MA 02139

tel: 617.453.1000     fax: 617.453.1001     www.ipi.com

•	Progress IPI-504 to one or more Phase II trials: In the second half of 2007, IPI-504 is expected to enter Phase II development. Infinity and MedImmune will be data-driven in choosing indications for Phase II development.

•	Initiate IPI-504 combination study: Infinity anticipates beginning development of IPI-504 in combination with existing approved therapies, which could further expand the commercial potential of IPI-504.

•	Enter clinic with oral formulation of IPI-504: Infinity expects the oral formulation of IPI-504, currently in IND-enabling studies, to enter the clinic by the end of 2007.

•	Select clinical candidate for Hedgehog program: A clinical candidate for the Hedgehog program will be selected in 2007. Infinity’s line of Hedgehog pathway antagonists, also partnered with MedImmune, are highly potent and feature attractive pharmacological properties in preclinical models.

•	Advance early pipeline: Infinity expects to make substantial progress toward naming clinical candidates in its discovery-stage programs, including the Bcl-2 program partnered with Novartis.

2007 Business Goals

•	Maintain financial strength and cash position: Based on unaudited financial results for 2006 and a payment from MedImmune of $35 million (the second half of the collaboration license fee received January 5, 2007), Infinity currently has approximately $135 million in cash, cash equivalents, and available-for-sale securities. Based on its current operating plan and assuming no additional financings or business development activity, Infinity expects to end 2007 with over $100 million in cash and equivalents and has sufficient funds to operate the company at least until the end of 2009.

•	Sustain excellence in alliances: Infinity expects to continue its focus on execution and alignment in its product alliances with MedImmune and Novartis, building on the strong track record in both collaborations to date.

•	Employ position of strength to create shareholder value: Infinity will consider strategic opportunities that allow it to capitalize on its financial strength and create additional long-term value for shareholders.

About IPI-504

IPI-504 is Infinity’s proprietary small molecule drug candidate that, in preclinical studies, potently and selectively inhibits Hsp90, thereby killing cancer cells. IPI-504 has been well-tolerated in its ongoing Phase I studies and has shown promising biological activity in a Phase I clinical trial in patients with GIST. In preclinical studies, IPI-504 has demonstrated broad potential to treat certain cancers as both a single agent as well as in combination with existing anti-cancer drugs. The water-based formulation of IPI-504 is delivered as an intravenous infusion; an oral formulation of IPI-504 is currently in preclinical development and is expected to enter clinical trials by the end of 2007.

About Hsp90

Hsp90 is an emerging therapeutic target of interest for the treatment of cancer. Proteins are the mainstay of structural and signaling elements of all cells. Hsp90 is a molecule that maintains the conformation and activity of specific proteins in the cell, also called “client proteins” of Hsp90. Many cancers result from specific mutations in such client proteins; Hsp90 enables those cancers’ survival by maintaining the function of their mutated client proteins. Therefore, inhibition of Hsp90 has broad therapeutic potential for the treatment of patients with solid tumors and hematological cancers, including cancers that are resistant to other drugs.

About Infinity – MedImmune Collaboration

In August 2006, Infinity and MedImmune announced that they had entered into an agreement to jointly develop and commercialize novel small molecule cancer drugs targeting heat shock protein 90 (Hsp90) and the Hedgehog cell-signaling pathway. The collaboration is focusing on IPI-504, Infinity’s lead Hsp90 inhibitor in Phase I clinical trials, as well as next-generation oral versions of IPI-504 and a series of preclinical molecules targeting the Hedgehog pathway.

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative cancer drug discovery and development company that is seeking to leverage its strength in small molecule drug technologies to discover, develop, and deliver to patients best-in-class medicines for the treatment of cancer and related conditions. For more information on Infinity, please refer to the company’s website at http://www.ipi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding future clinical trial activity for IPI-504 in both intravenous and oral form; the collection of additional clinical information on IPI-504; the intended utilization and commercial potential of IPI-504; the ability to name clinical candidates in the company’s research programs; estimates of 2007 financial performance and year-end cash balance; and the expectation that Infinity will have cash to support its current operating plan through at least December 31, 2009. Such statements are subject to numerous factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. For example, there can be no guarantee that any product candidate Infinity is developing will successfully complete necessary preclinical and clinical development phases, be approved for sale in any market or that, if approved, revenue from sales of such product will reach any specific level. In particular, management’s expectations could be affected by risks and uncertainties relating to: results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities and investigational review boards at clinical trial sites; Infinity’s ability to enroll patients in its clinical trials; Infinity’s dependence on its collaborations with MedImmune and Novartis; Infinity’s ability to obtain additional funding required to conduct its research, development and commercialization activities; unplanned cash requirements and expenditures; and Infinity’s ability to obtain, maintain and enforce patent and other intellectual property protection for any products it is developing. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” included Infinity’s quarterly report on Form 10-Q for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on November 9, 2006. Further, any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:	John Evans 617.453.1254 John.Evans@ipi.com	Media:	Monique Allaire 617.453.1105 Monique.Allaire@ipi.com